FNF Reports Third Quarter 2020 Diluted EPS from Continuing Operations of $1.39 and Adjusted Diluted EPS from Continuing Operations of $1.48, Pre-Tax Title Margin of 20.4% and Adjusted Pre-Tax Title Margin of 21.2%
Jacksonville, Fla. - (November 4, 2020) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the period ended September 30, 2020.

•Total revenue of approximately $3.0 billion in the third quarter versus $2.2 billion in the third quarter of 2019
•Third quarter net earnings from continuing operations of $406 million and adjusted net earnings from continuing operations of $435 million versus net earnings of $250 million and adjusted net earnings of $304 million for the third quarter of 2019
•Third quarter diluted EPS from continuing operations of $1.39 and adjusted diluted EPS from continuing operations of $1.48 versus diluted EPS of $0.90 and adjusted diluted EPS of $1.10 in the third quarter of 2019
•Recognized gains were $73 million in the third quarter versus recognized gains of $4 million in the third quarter of 2019 primarily due to mark to market accounting treatment of equity and preferred stock securities whether the securities were disposed of in the quarter or continue to be held in our investment portfolio

Title
•Total revenue of approximately $2.5 billion versus approximately $2.2 billion in total revenue in the third quarter of 2019
•Total revenue, excluding recognized gains and losses, of approximately $2.5 billion versus approximately $2.2 billion in the third quarter of 2019, an increase of 13.5%
•Pre-tax earnings of $507 million and adjusted pre-tax earnings of $528 million versus pre-tax earnings of $389 million and adjusted pre-tax earnings of $407 million in the third quarter of 2019
•Pre-tax title margin of 20.4% and adjusted pre-tax title margin of 21.2% versus pre-tax title margin of 17.7% and adjusted pre-tax title margin of 18.6% in the third quarter of 2019
•Third quarter refinance orders opened increased 83% on a daily basis and refinance orders closed increased 87% on a daily basis versus the third quarter of 2019; purchase orders opened increased 12% on a daily basis and purchase orders closed increased 8% on a daily basis versus the third quarter of 2019
•Total commercial revenue of $216 million, a 28% decline versus total commercial revenue in the third quarter of 2019, driven by a 16% decrease in closed orders and 14% decline in total commercial fee per file; third quarter total commercial orders opened increased 4% compared to the prior year
•Overall third quarter average fee per file of $2,063, a 16% decrease versus the third quarter of 2019

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2020	292,000	40%	187,000	43%
August 2020	283,000	40%	186,000	42%
September 2020	272,000	40%	198,000	40%

Third Quarter 2020	847,000	40%	571,000	42%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2019	192,000	56%	134,000	59%
August 2019	214,000	48%	137,000	56%
September 2019	186,000	51%	138,000	51%

Third Quarter 2019	592,000	52%	409,000	55%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

F&G, a leading provider of annuities and life insurance, reported operating results for the third quarter of 2020. As a result of acquisition accounting (purchase accounting or PGAAP), financial results for periods after June 1, 2020 are generally not comparable to the results of prior periods. Certain metrics, such as sales and policyholder account values, are not affected by PGAAP and are comparable to prior period data.
•Total Retail Annuity Sales of $1,068 million in the third quarter, an increase of 34 percent to the prior year, and an increase of 17 percent from the sequential quarter
•Fixed Indexed Annuities (FIA) Sales of $815 million in the third quarter, an increase of 38 percent to the prior year, and a 6 percent decrease from the sequential quarter
•Average Assets Under Management (AAUM) of $27.0 billion for the third quarter, up from $26.6 billion in the sequential period driven by net new business asset flows; and down from $27.9 billion in the prior year as a result of merger effects
•Net Investment Spread: FIA spread for the third quarter of 347 basis points; Total Spread, including all product lines, for the third quarter of 261 basis points
•Net Earnings Attributable to Common Shareholders of $38 million for the third quarter, including a $28 million loss from discontinued operations and $8 million net unfavorable mark-to-market and other items which are excluded from Adjusted Net Earnings
•Adjusted Net Earnings From Continuing Operations Attributable to Common Shareholders of $74 million for the quarter

“We are very pleased with our third quarter results in which we experienced sequential improvement every month in closed orders per day,” commented Chairman William P. Foley, II. “We generated adjusted pre-tax title earnings of $528 million, a record quarter, and an adjusted pre-tax title margin of 21.2%, our best quarterly margin since the third quarter of 2003, as we benefited from the delayed spring selling season and sustained momentum in refinance. During the third quarter refinance opened and closed orders on a daily basis increased 83% and 87%, respectively. I would like to thank our employees for their continued efforts as we work together to ensure the health and safety of our employees while meeting our customers' needs in this challenging environment.”

“We are also excited about our technology investments as we continue to focus on improving the security, transparency, and overall closing experience for our customers. Our StartSafe initiative, which reached a significant milestone during the third quarter, helps create a safer and more user-friendly experience for consumers as they begin their real estate transactions, and reduces the chance of fraud in the process. We are also focused on transitioning real estate closings through the adoption of new digital technologies and experiences on a large scale and in a way that supports our nationwide network of trusted closing professionals. As we continue to expand our technology investments and bring to market new digital initiatives that will reimagine the real estate transaction experience for both real estate professionals and consumers, we see an opportunity to further reduce costs and increase market share.

Turning to F&G, the company's recent entrance into the bank and broker dealer channel has surpassed our expectations as the F&G team continues to execute against its growth strategy, producing strong sales results in the third quarter. Furthermore, the company's investment portfolio continues to perform well in the current environment. Following the closing of F&G in early June, F&G had success entering into an agreement to sell F&G Reinsurance to Aspida Holdings, an indirect subsidiary of Ares Management. This transaction, represents a terrific outcome for F&G Reinsurance, its clients and employees, and FNF shareholders. In conjunction with this transaction, F&G also entered into a mutually beneficial multiyear guaranteed annuity flow reinsurance partnership. We expect the sale of F&G Reinsurance to close prior to year end.”

Mr. Foley concluded, “Lastly, we remain committed to maximizing value for our shareholders through our capital allocation strategy, focused on consistent dividend growth evident in our most recent dividend increase of 9%, growing our business and targeting $500 million of share repurchases, based on market conditions, over the course of the next twelve months.”

Conference Call
We will host a call with investors and analysts to discuss third quarter 2020 FNF results on Thursday, November 5, 2020, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on November 5, 2020, through November 12, 2020, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13710928. An expanded quarterly financial supplement providing segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of annuity and life insurance products and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.bm.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings, adjusted earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), F&G adjusted earnings, F&G adjusted earnings attributable to common shareholders, F&G adjusted operating return on common shareholders’ equity excluding AOCI, F&G net investment spread, F&G average assets under management and F&G sales.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability of FNF to successfully integrate F&G's operations and employees; the potential impact of the announcement or consummation of the proposed F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").
FNF-E
SOURCE: Fidelity National Financial, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2020
Direct title premiums	$733	$733	$—	$—
Agency title premiums	981	981	—	—
Escrow, title related and other fees	853	742	60	51
Total title and escrow	2,567	2,456	60	51

Interest and investment income	336	31	305	—
Recognized gains and losses, net	73	(3)	77	(1)
Total revenue	2,976	2,484	442	50

Personnel costs	782	726	23	33
Agent commissions	749	749	—	—
Other operating expenses	449	386	33	30
Benefits & other policy reserve changes	251	—	251	—
Depreciation and amortization	100	39	56	5
Claim loss expense	77	77	—	—
Interest expense	29	—	7	22
Total expenses	2,437	1,977	370	90

Pre-tax earnings (loss) from continuing operations	$539	$507	$72	$(40)

Income tax expense (benefit)	133	129	6	(2)
Earnings (loss) from equity investments	7	5	—	2
Loss from discontinued operations, net of tax	(28)	—	(28)	—
Non-controlling interests	7	7	—	—

Net earnings (loss) attributable to common shareholders	$378	$376	$38	$(36)

EPS from continuing operations attributable to common shareholders - basic	$1.40
EPS from discontinued operations attributable to common shareholders - basic	(0.10)
EPS attributable to common shareholders - basic	$1.30

EPS from continuing operations attributable to common shareholders - diluted	$1.39
EPS from discontinued operations attributable to common shareholders - diluted	(0.10)
EPS attributable to common shareholders - diluted	$1.29

Weighted average shares - basic	291
Weighted average shares - diluted	293

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2020
Net earnings (loss) attributable to common shareholders	$378	$376	$38	$(36)

Loss from discontinued operations, net of tax	(28)	—	(28)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$406	$376	$66	$(36)

Pre-tax earnings (loss) from continuing operations	$539	$507	$72	$(40)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(11)	3	(15)	1
Indexed product related derivatives	14	—	14	—
Debt issuance costs	1	—	—	1
Purchase price amortization	29	18	7	4
Transaction costs	12	—	10	2

Adjusted pre-tax earnings (loss)	$584	$528	$88	$(32)

Total non-GAAP, pre-tax adjustments	$45	$21	$16	$8
Income taxes on non-GAAP adjustments	(15)	(5)	(8)	(2)
Non-controlling interest on non-GAAP adjustments	(1)	(1)	—	—
Total non-GAAP adjustments	$29	$15	$8	$6

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$435	$391	$74	$(30)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$1.48

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
September 30, 2019
Direct title premiums	$660	$660	$—
Agency title premiums	827	827	—
Escrow, title related and other fees	693	653	40
Total title and escrow	2,180	2,140	40

Interest and investment income	57	51	6
Recognized gains and losses, net	4	3	1
Total revenue	2,241	2,194	47

Personnel costs	702	677	25
Agent commissions	630	630	—
Other operating expenses	473	393	80
Depreciation and amortization	44	38	6
Claim loss expense	67	67	—
Interest expense	12	—	12
Total expenses	1,928	1,805	123

Pre-tax earnings (loss)	$313	$389	$(76)

Income tax expense (benefit)	59	94	(35)
Earnings from equity investments	2	1	1
Non-controlling interests	6	5	1

Net earnings (loss) attributable to common shareholders	$250	$291	$(41)

EPS attributable to common shareholders - basic	$0.92
EPS attributable to common shareholders - diluted	$0.90

Weighted average shares - basic	273
Weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
September 30, 2019
Net earnings (loss) attributable to common shareholders	$250	$291	$(41)

Pre-tax earnings (loss)	$313	$389	$(76)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(4)	(3)	(1)
Purchase price amortization	26	21	5
Transaction costs	52	—	52

Adjusted pre-tax earnings (loss)	$387	$407	$(20)

Total non-GAAP, pre-tax adjustments	$74	$18	$56
Income taxes on non-GAAP adjustments	(17)	(4)	(13)
Non-controlling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$54	$11	$43

Adjusted net earnings attributable to common shareholders	$304	$302	$2

Adjusted EPS attributable to common shareholders - diluted	$1.10

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2020
Direct title premiums	$1,854	$1,854	$—	$—
Agency title premiums	2,497	2,497	—	—
Escrow, title related and other fees	2,201	2,007	80	114
Total title and escrow	6,552	6,358	80	114

Interest and investment income	541	120	416	5
Recognized gains and losses, net	(85)	(147)	70	(8)
Total revenue	7,008	6,331	566	111

Personnel costs	2,088	1,992	32	64
Agent commissions	1,907	1,907	—	—
Other operating expenses	1,306	1,140	45	121
Benefits & other policy reserve changes	406	—	406	—
Depreciation and amortization	189	113	59	17
Claim loss expense	196	196	—	—
Interest expense	62	1	10	51
Total expenses	6,154	5,349	552	253

Pre-tax earnings (loss) from continuing operations	$854	$982	$14	$(142)

Income tax expense (benefit)	194	240	(8)	(38)
Earnings (loss) from equity investments	9	8	—	1
Loss from discontinued operations, net of tax	(23)	—	(23)	—
Non-controlling interests	20	20	—	—

Net earnings (loss) attributable to common shareholders	$626	$730	$(1)	$(103)

EPS from continuing operations attributable to common shareholders - basic	$2.32
EPS from discontinued operations attributable to common shareholders - basic	(0.08)
EPS attributable to common shareholders - basic	$2.24

EPS from continuing operations attributable to common shareholders - diluted	$2.29
EPS from discontinued operations attributable to common shareholders - diluted	(0.08)
EPS attributable to common shareholders - diluted	$2.21

Weighted average shares - basic	280
Weighted average shares - diluted	283

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2020
Net earnings (loss) attributable to common shareholders	$626	$730	$(1)	$(103)

Loss from discontinued operations, net of tax	(23)	—	(23)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$649	$730	$22	$(103)

Pre-tax earnings (loss) from continuing operations	$854	$982	$14	$(142)

Non-GAAP Adjustments
Recognized (gains) and losses, net	186	147	31	8
Indexed product related derivatives	57	—	57	—
Debt issuance costs	5	—	—	5
Purchase price amortization	77	55	9	13
Transaction costs	63	—	17	46
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$1,243	$1,185	$128	$(70)

Total non-GAAP, pre-tax adjustments	$389	$203	$114	$72
Income taxes on non-GAAP adjustments	(93)	(47)	(29)	(17)
Non-controlling interest on non-GAAP adjustments	(7)	(6)	—	(1)
Total non-GAAP adjustments	$289	$150	$85	$54

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$938	$880	$107	$(49)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$3.31

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Nine Months Ended	Consolidated	Title	Corporate and Other
September 30, 2019
Direct title premiums	$1,725	$1,725	$—
Agency title premiums	2,133	2,133	—
Escrow, title related and other fees	1,892	1,747	145
Total title and escrow	5,750	5,605	145

Interest and investment income	170	153	17
Recognized gains and losses, net	187	191	(4)
Total revenue	6,107	5,949	158

Personnel costs	1,979	1,881	98
Agent commissions	1,630	1,630	—
Other operating expenses	1,226	1,081	145
Depreciation and amortization	132	115	17
Claim loss expense	174	174	—
Interest expense	36	—	36
Total expenses	5,177	4,881	296

Pre-tax earnings (loss)	$930	$1,068	$(138)

Income tax expense (benefit)	210	260	(50)
Earnings from equity investments	12	11	1
Non-controlling interests	10	10	—

Net earnings (loss) attributable to common shareholders	$722	$809	$(87)

EPS attributable to common shareholders - basic	$2.64
EPS attributable to common shareholders - diluted	$2.61

Weighted average shares - basic	273
Weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Nine Months Ended
September 30, 2019
Net earnings (loss) attributable to common shareholders	$722	$809	$(87)

Pre-tax earnings (loss)	$930	$1,068	$(138)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(187)	(191)	4
Purchase price amortization	78	64	14
Transaction costs	58	—	58
Other adjustments	1	1	—

Adjusted pre-tax earnings (loss)	$880	$942	$(62)

Total non-GAAP, pre-tax adjustments	$(50)	$(126)	$76
Income taxes on non-GAAP adjustments	14	32	(18)
Non-controlling interest on non-GAAP adjustments	(9)	(8)	(1)
Total non-GAAP adjustments	$(45)	$(102)	$57

Adjusted net earnings (loss) attributable to common shareholders	$677	$707	$(30)

Adjusted EPS attributable to common shareholders - diluted	$2.44

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$35,098	$5,760
Goodwill	4,458	2,727
Title plant	404	404
Total assets	49,885	10,677
Notes payable	2,664	838
Reserve for title claim losses	1,555	1,509
Secured trust deposits	829	791
Redeemable non-controlling interests	—	344
Non-redeemable non-controlling interests	41	(17)
Total equity and non-controlling interests	7,182	5,709
Total equity attributable to common shareholders	7,141	5,382

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Pre-tax earnings	$507	$389	$982	$1,068
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	3	(3)	147	(191)
Purchase price amortization	18	21	55	64
Other adjustments	—	—	1	1
Total non-GAAP adjustments	21	18	203	(126)
Adjusted pre-tax earnings	$528	$407	$1,185	$942
Adjusted pre-tax margin	21.2%	18.6%	18.3%	16.4%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Quarterly Opened Orders ('000's except % data)
Total opened orders*	847	693	682	492	592	544	438	379
Total opened orders per day*	13.2	10.8	11.0	7.8	9.3	8.5	7.2	6.0
Purchase % of opened orders	40%	37%	41%	50%	52%	61%	65%	67%
Refinance % of opened orders	60%	63%	59%	50%	48%	39%	35%	33%
Total closed orders*	571	487	377	417	409	359	263	301
Total closed orders per day*	8.9	7.6	6.1	6.6	6.4	5.6	4.3	4.8
Purchase % of closed orders	42%	35%	46%	49%	55%	65%	66%	69%
Refinance % of closed orders	58%	65%	54%	51%	45%	35%	34%	31%

Commercial (millions, except orders in '000's)
Total commercial revenue	$216	$184	$245	$321	$301	$286	$231	$328
Total commercial opened orders	58.1	43.9	56.3	55.1	56.0	58.6	49.8	46.0
Total commercial closed orders	30.6	25.7	31.0	39.1	36.4	34.0	30.0	35.2

National commercial revenue	$113	$96	$132	$186	$172	$163	$122	$195
National commercial opened orders	21.7	15.2	21.5	22.6	23.8	25.3	20.6	19.1
National commercial closed orders	9.8	8.8	10.7	16.2	14.1	12.7	10.5	13.2

Total Fee Per File
Fee per file	$2,063	$1,889	$2,224	$2,384	$2,459	$2,677	$2,567	$2,803
Residential fee per file	$1,803	$1,614	$1,744	$1,792	$1,928	$2,075	$1,964	$2,003
Total commercial fee per file	$7,100	$7,200	$7,900	$8,200	$8,300	$8,400	$7,700	$9,300
National commercial fee per file	$11,500	$10,900	$12,300	$11,500	$12,200	$12,900	$11,600	$14,800

Total Staffing
Total field operations employees	12,300	10,900	12,500	12,300	12,200	12,000	11,700	11,800

Actual title claims paid ($ millions)	$50	$51	$48	$53	$52	$66	$49	$58
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles the reported after-tax net loss from continuing operations to adjusted earnings from continuing operations attributable to common shareholders.

	Three months ended	Four months ended
	September 30, 2020	September 30, 2020
Net earnings (loss) from continuing operations attributable to common shareholders	$66	$22
Non-GAAP adjustments (1,2):
Recognized (gains) and losses, net	(15)	31
Indexed product related derivatives	14	57
Purchase price amortization	7	9
Transaction costs	10	17
Income taxes on non-GAAP adjustments	(8)	(29)
Adjusted earnings (loss) from continuing operations attributable to common shareholders	$74	$107

Adjusted earnings from continuing operations include $10 million of favorable items in the current quarter and $18 million in the year-to-date period.

The table below provides summary financial highlights.

	Three Months Ended	Four months ended
(In millions)	September 30, 2020	September 30, 2020
Average assets under management (AAUM)(1)	$26,990	$26,898
Net investment spread - FIA(1)	3.47%	3.48%
Net investment spread - All products(1)	2.61%	2.83%
Net earnings (loss) from continuing operations	$66	$22
Adjusted earnings from continuing operations attributable to common shareholders(1)	$74	$107

The table below provides a summary of sales, which are not affected by PGAAP and are comparable to prior period data.

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Fixed indexed annuity (FIA) sales(1)	$815	$590	$2,512	$2,025
Total retail annuity sales(1)	$1,068	$797	$3,026	$2,972

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Amounts are net of offsets related to value of business acquired (VOBA), deferred acquisition cost (DAC), deferred sale inducement (DSI) amortization, and unearned revenue (UREV) amortization, as applicable.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by F&G.

Adjusted Earnings

Adjusted Earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate:
(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio; and the effect of changes in fair value of the reinsurance related embedded derivative;

(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impact of assumed reinsurance,

(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities, and

(iv) Transaction costs: the impacts related to acquisition, integration and merger related items.

Adjustments to Adjusted Earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Adjusted Earnings Attributable to Common Shareholders

Adjusted Earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. Adjusted Earnings attributable to common shareholders is calculated by adjusting net earnings (loss) available to common shareholders to eliminate the same items as described in the Adjusted Earnings paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Average Assets Under Management (AAUM)

AAUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;

(ii) related party loans and investments;

(iii) accrued investment income;

(iv) funds withheld at fair value;

(v) the net payable/receivable for the purchase/sale of investments, and

(iv) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales (FIA Sales and Total Retail Annuity Sales)

Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Annuity and IUL sales are recorded as deposit liabilities (i.e. contractholder funds) within the Company's unaudited condensed consolidated financial statements in accordance with GAAP. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.

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